UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2007

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-1375	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Farmer Bros. Co., a Delaware corporation (the “Company”), is filing this Current Report on Form 8-K/A to amend Item 5.02 and Item 8.01 initially filed with the Securities and Exchange Commission on a Current Report on Form 8-K on August 29, 2007 (the “Form 8-K”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Fiscal 2007 Incentive Compensation Awards

The Company previously reported in the Form 8-K that the Board had approved executive bonus awards for the fiscal year ended June 30, 2007 under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “2005 Plan”) for the Company’s executive officers as follows:  $105,000 for Guenter W. Berger; $135,000 for Roger M. Laverty III; $85,000 for John E. Simmons; and $65,000 for Michael J. King.  Such bonus awards were preliminary based on the Company’s unaudited consolidated financial results for the fiscal year ended June 30, 2007.  Based on the Company’s audited consolidated financial results for the fiscal year ended June 30, 2007, final executive officer bonuses for fiscal 2007 are as follows:  $125,000 for Mr. Berger; $155,000 for Mr. Laverty; $100,000 for Mr. Simmons; and $80,000 for Mr. King.  The form of award letter under the 2005 Plan for fiscal 2007 is filed herewith as
Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The Company previously announced that the record date for the annual meeting of stockholders would be October 7, 2007.  The Company has changed the record date to October 8, 2007.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

10.1*	Form of Award Letter (Fiscal 2007) under Farmer Bros. Co. 2005 Incentive Compensation Plan

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 14, 2007

FARMER BROS. CO.

By:	/s/ JOHN E. SIMMONS
Name: John E. Simmons
Title: Treasurer, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Award Letter (Fiscal 2007) under Farmer Bros. Co. 2005 Incentive Compensation Plan

* Management contract or compensatory plan or arrangement.